EXHIBIT 99.1

PRESS RELEASE

TRSO Announces Strategic Cooperation with Australian Fintech Group and Signs Conditional Acquisition Agreement Relating to the AUXSTO Digital Asset Platform to Explore Global Web3 Financial Infrastructure and Digital Payment Systems and Jointly Develop a Complete Digital Asset Ecosystem

Las Vegas, Nevada — March 10, 2026 —

Transuite.Org Inc. (Ticker: TRSO), a U.S. public company, today announced that it has entered into a Cooperation Agreement with Australian Fintech Group (“AFT”), and AEEC INTERNATIONAL PTY LTD (formerly known as Australian Equity Exchange Center Pty Ltd) (“AEEC”). Under the Agreement, TRSO and AFT Group shall establish a long-term strategic partnership to collaborate in the fields of Web3 financial infrastructure, digital payment systems, and digital asset trading platform construction, and TRSO intends to acquire a 51% equity interest in AEEC upon satisfaction of the closing conditions. AEEC is the early digital asset service provider headquartered in Sydney, Australia, registered with AUSTRAC as a Digital Currency Exchange Provider, digital asset trading platform branded as AUXSTO. This cooperation will focus on the core ecosystem resources of AFT Group and will prioritize the global expansion and technological upgrade of the AUXSTO digital asset trading platform. When the proposed transaction is completed, AUXSTO is expected to become an important component of TRSO’s digital asset strategy.

The parties will carry out long-term strategic collaboration in areas including Web3 financial infrastructure, digital payment systems, and digital asset trading platform development, and will jointly build a complete Web3 digital financial ecosystem covering “payments + public chain + terminals + trading platform.”

TRSO is an AI-driven business solutions innovator headquartered in Nevada, United States, focused on AI-driven business solutions and Web3 blockchain technology services. Its business covers AI technology, blockchain infrastructure, and digital asset management, serving customers in multiple industries worldwide.

AFT Group is a global fintech group headquartered in Sydney, Australia, committed to building a digital financial ecosystem integrating blockchain technology, digital asset trading, intelligent payments, and cross-border settlement. Its core businesses include public chain services, digital payment systems, Web3 intelligent terminals, and the AUXSTO digital asset trading platform.

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AEEC was established in 2017, headquartered in Sydney, Australia. It is a digital asset trading and technology service platform for global users and also a full-stack digital asset infrastructure provider for institutions and projects. AEEC has represented that it is among the early digital asset service providers in Australia registered with AUSTRAC as a Digital Currency Exchange Provider for anti-money laundering and counter-terrorism financing regulatory purposes, and that it is able to support direct conversion between fiat currencies (Australian dollars and U.S. dollars) and cryptocurrencies. Its business covers compliance, technology, liquidity, and consulting services. The platform is committed to building a compliant, secure, and efficient digital asset circulation and matching system and promoting the implementation of Web3 ecosystem applications. AEEC has further represented that, as the core compliance and operating entity of AFT, it forms part of an integrated digital asset ecosystem.

The parties plan to explore cooperation opportunities in the following areas:

1.	Web3 payment infrastructure and cross-border clearing system

2.	Public chain services and ecosystem integration capabilities

3.	Web3 intelligent financial terminals (including RWA ONE phones, etc.)

4.	Technological upgrading and global expansion of the AUXSTO digital asset trading platform

As an important component of the AFT ecosystem, AUXSTO is positioned as a compliant digital asset trading and technology service platform, and under the cooperation framework, is expected to strengthen:

•	Asset trading and matching capabilities
•	Construction of compliance and risk control systems
•	Multi-chain asset support and cross-chain expansion capabilities
•	Ecosystem token circulation and value discovery mechanisms

Building a Closed-Loop Ecosystem of Four Major Segments and Creating a Replicable Digital Finance Model

This strategic collaboration will form the following four-segment closed-loop structure:

•	Payment system — building a transaction-based revenue foundation
•	Public chain and technology services — strengthening underlying capabilities
•	Intelligent terminals — expanding user reach
•	AUXSTO trading platform — providing liquidity and asset pricing capabilities

The coordination of the four major segments will form a digital financial ecosystem with replicability and long-term growth potential and promote the large-scale implementation of Web3 technology in real commercial scenarios.

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Management Commentary

Tony Lu, Founder and CEO of AFT Group and AUXSTO (“AEEC”), stated:

“The digital asset industry is moving from a single transaction model toward an infrastructure-driven stage of development. As the core platform of the ecosystem, AUXSTO is expected to enhance asset liquidity and technological capabilities within a compliance framework. This cooperation with TRSO is intended to strengthen access to capital market resources, promote the expansion of the ecosystem, and create new opportunities for future business development, particularly in the innovative exploration of the RWA field.”

Rose Fan, CEO of TRSO, stated:

“AFT Group has established capabilities in digital payments and terminal ecosystems, and the proposed addition of the AUXSTO platform makes our overall strategy more complete. This cooperation is expected to enhance both parties’ competitive position in the global Web3 fintech sector and further strengthen the Company’s long-term strategic positioning in the digital asset field. This agreement marks an important step in the Company’s long-term strategy in the digital asset and Web3 ecosystem fields.”

Strategic Significance

Through synergistic cooperation with AFT Group and AUXSTO, TRSO intends to accelerate the development of its fintech system in Web3 financial infrastructure and digital payment systems, while at the same time cooperating with the AUXSTO digital asset platform to support the development of an integrated digital asset ecosystem. Through synergistic resources with the public company platform and capital markets advantages, AFT is expected to further enhance its global business expansion capabilities and brand influence; the upgrading and international development of AUXSTO are expected to support the global development of digital asset services under a framework of compliance and risk control.

About TRSO

TRANSUITE.ORG INC. is an AI-driven business solutions innovator headquartered in Nevada, United States, and is a U.S. public company (ticker symbol: TRSO). It has an experienced global management team and focuses on AI-driven business solutions and Web3 blockchain technology services. Its business covers AI technology, blockchain infrastructure, and digital asset management, serving customers in multiple industries worldwide.

About AFT Group

AFT Group is a global technology fintech group headquartered in Sydney, Australia, committed to building a digital financial ecosystem integrating blockchain technology, digital asset trading, intelligent payments, and cross-border settlement. Its core businesses include public chain services, digital payment systems, Web3 intelligent terminals, and the AUXSTO digital asset trading platform.

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About AEEC (AUXSTO)

AEEC was established in 2017 and is headquartered in Sydney, Australia. It is a digital asset trading and technology service platform for global users and also a full-stack digital asset infrastructure provider for institutions and projects. AEEC has represented that it is among the early digital asset service providers in Australia registered with AUSTRAC as a Digital Currency Exchange Provider for anti-money laundering and counter-terrorism financing regulatory purposes, and that it is able to support direct conversion between fiat currencies (Australian dollars and U.S. dollars) and cryptocurrencies. Its business covers compliance, technology, liquidity, and consulting services. The platform is committed to building a compliant, secure, and efficient digital asset circulation and matching system and promoting the implementation of Web3 ecosystem applications. AEEC has further represented that, as the core compliance and operating entity of AFT, it forms part of an integrated digital asset ecosystem.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. securities laws. These statements are based on current expectations and assumptions and involve known and unknown risks and uncertainties that may cause actual results to differ materially from expectations. Relevant risks include, but are not limited to, the effectiveness of business integration, market acceptance, technological development, competitive environment, changes in regulatory policies, macroeconomic conditions, the ability of the parties to satisfy the closing conditions under the acquisition agreement, and the possibility that the proposed transaction may not be completed on the terms described herein or at all. TRSO undertakes no obligation to update any forward-looking statements except as required by law.

Contact Information

TRSO Investor Relations

Email: ir@transuite.org

Phone: +1 (775) 295-4295

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